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EXHIBIT 99.2

STEVEN H. KANZER

June 13, 2002

The Board of Directors
DOR BioPharma, Inc.
28101 N. Ballard Dr., Unit F
Lake Forest, IL 60045

To The Board of Directors:

Based upon the resignations of certain members of the board of directors received by DOR BioPharma, Inc. (the "Company") and the appointment of Drs. Salomon and Kornbluth on June 13, 2002, I hereby notify the Company that I unconditionally do not intend to pursue the solicitation of written consent of the Company's stockholders that I initiated on May 24, 2002. This letter will serve as my notice to the Company of such intention. In addition, I hereby withdraw the written consent delivered to the Company on May 24, 2002.

Based on discussions with the Securities and Exchange Commission, there is no formal means for the withdrawal of my Schedule 14A proxies, other than the Company's announcement of the agreed upon changes in the board membership.

Very truly yours,

/s/ Steve H. Kanzer Steve H. Kanzer 801 Brickell Avenue Suite 900 Miami, FL 33131 Phone: (305) 789-6692 Fax: (305) 789-6664

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  EXHIBIT 99.2